Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291514

PROSPECTUS SUPPLEMENT

(To Prospectus December 4, 2025)

14,300,000 Shares

Class A Common Stock

We are offering 14,300,000 shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”).

Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “ANGX.” The last reported sales price per share of our Class A Common Stock on the NYSE on April 9, 2026 was $2.87.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and, as such, have elected to comply with certain reduced public company reporting requirements.

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Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission (“SEC”) pursuant to the Exchange Act, incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before making an investment in our Class A Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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	Per Share	Total
Public offering price	$2.10	$30,030,000
Underwriting discounts and commissions(1)	$0.1155	$1,651,650
Proceeds to us (before expenses)	$1.9845	$28,378,350

(1) See the section entitled “Underwriting” beginning on page S-13 for a description of the compensation payable to the underwriters.

Delivery of the Class A Common Stock is expected to be made on or about April 13, 2026.

We have granted the underwriters an option for a period of 30 days to purchase up to 2,145,000 additional shares of Class A Common Stock at the public offering price, less underwriting discounts and commissions.

Sole Book-Running Manager

Roth Capital Partners

Co-Lead Managers

Maxim Group LLC	Texas Capital Securities

The date of this prospectus supplement is April 10, 2026

PROSPECTUS	Page

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking statements regarding, among other things, the plans, strategies and prospects of Angel Studios, Inc., a Delaware Corporation (the “Company”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “continues,” “estimates,” “expects,” “may,” “might,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “possible,” “potential,” “predict,” “anticipates,” “intends,” “aims,” “works,” “focuses,” “aspires,” “strives” or “sets out” or similar expressions.

Forward-looking statements are not guarantees of performance, and the absence of these words does not mean that a statement is not forward looking. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this prospectus supplement, could affect the future results of the Company, and could cause those results or other outcomes to differ materially and adversely from those expressed or implied in the forward-looking statements in this prospectus supplement. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may include, for example, statements about:

•	our expected use of proceeds from this offering;

•	the Company’s ability to achieve and maintain profitability in the future;

•	the Company’s ability to successfully monetize projects;

•	the Company’s success in retaining or recruiting its officers, key employees or directors;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business;

•	the Company’s ability to attract and maintain an adequate customer base;

•	the Company’s ability to create and distribute content that is popular with consumers and affiliates;

•	the Company’s reliance on a number of partners to make its service available on their devices;

•	the Company’s ability to continue to develop and enhance its existing technology;

•	any significant disruption in or unauthorized access to the Company’s computer systems or those of third parties that the Company utilizes in its operations, including those relating to cybersecurity or arising from cyber-attacks;

•	the Company’s ability to successfully, or profitably, compete with current and new competitors;

•	the Company’s ability to consummate any interim financing, and the ability of the Company to raise additional capital, if necessary;

•	the Company’s ability to successfully defend litigation or investigations;

•	the ability to maintain the listing of the Class A Common Stock on the NYSE;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

•	changes in applicable laws or regulations;

•	geopolitical events and general economic conditions; and

•	other risks and uncertainties set forth in our Annual Report on Form 10-K filed with the SEC on March 12, 2026 in the section entitled “Risk Factors,” which is incorporated herein by reference, and in other documents we file with the SEC from time to time.

The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially and adversely from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. These statements speak only as of the date hereof, and the Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus supplement, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Class A Common Stock and important business information about us. The second part is the accompanying prospectus which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you purchase shares of our Class A Common Stock. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of our Class A Common Stock. The accompanying prospectus contains information about certain of our securities generally, some of which does not apply to our Class A Common Stock. This prospectus supplement may add, update or change information contained in, or incorporated by reference in, the accompanying prospectus. If the information in, or incorporated by reference in, this prospectus supplement is inconsistent with any information contained in, or incorporated by reference in, the accompanying prospectus, the information in, or incorporated by reference in, this prospectus supplement will apply and supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell our shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless this prospectus supplement otherwise indicates or the context otherwise requires, all references in this prospectus supplement to “we,” “us,” or “our” or the Company refer to Angel Studios, Inc. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the option to purchase additional shares granted to the underwriters is not exercised in whole or in part.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement or the accompanying prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before deciding whether to invest in our securities.

Overview

We are a media and technology company guided by a community of approximately 2.2 million grassroots Angel Guild members championing values-driven stories. The combination of our community and our technology platform replaces the traditional Hollywood gatekeeper model with a scalable, data-informed approach to film and TV show decisions that improves with each new member and interaction.

Our community, the Angel Guild (“Angel Guild”), is at the heart of this mission.

1.	The Angel Guild votes to select film and TV shows.

2.	The Angel Guild rallies in theaters to support film releases.

3.	The Angel Guild funds future films and TV shows with their membership.

As of March 13, 2026, through the Angel Guild, approximately 2.2 million paying members help decide what film and TV projects we will market and distribute.

Pledge to Amplify Light

All Angel Guild members make a written pledge stating: “When I vote, I pledge to help choose excellent entertainment that is true, honest, noble, just, authentic, lovely or admirable.”

Our Technology and Artificial Intelligence

Technology Platform

Our proprietary technology platform powers the Angel Guild experience and our film and TV show selection, marketing, distribution, and streaming operations. The Angel App is available across iOS, Android, Roku, Fire TV, Samsung Smart TV, Apple TV, and Apple Vision Pro. Key technology components include:

Guild Score Engine. Our proprietary algorithm aggregates member voting signals to generate a guild score (the “Guild Score”) for each film or TV show submission. Only submissions that achieve a Guild Score above our established acceptance threshold are approved through the voting process. This threshold reflects our community’s collective assessment that the film or TV show amplifies light and demonstrates strong audience appeal. The Guild Score system processes input from our growing membership base, and we believe its predictive accuracy improves as our community scales.

Film and TV Show Discovery and Recommendations. We use AI and data-driven systems within the Angel App to match films and TV shows to member preferences based on viewing behavior, voting patterns, and engagement signals. During 2025, the integration of AI into our discovery and recommendation processes helped contribute to an increase in member view hours.

Audience Intelligence. The behavioral data generated by our approximately 2.2 million members represents a proprietary dataset of values-driven entertainment preferences that we believe is differentiated in our industry. We use this data to inform greenlight decisions, marketing strategy, theatrical release planning, and film and TV show acquisition priorities.

We believe our technology platform creates a compounding advantage: each new member generates signals that improve our film and TV show selection and recommendation accuracy, thereby increasing member satisfaction and retention, leading to higher revenues which fund additional films and TV shows, and ultimately attracting new members to the platform.

Artificial Intelligence in Our Operations

We utilize and integrate artificial intelligence tools and techniques throughout the Company. Our engineering teams use AI-assisted development tools to accelerate software delivery, which has enabled us to deliver complex, multi-platform projects on timelines that would not have been achievable previously.

Beyond engineering, we are deploying AI tools in media operations, where AI-assisted workflows have helped reduce media file preparation time; in data analysis, where AI has improved the speed and capacity of our analytical capabilities; and in film and TV show acquisition, where we are building tools to identify and evaluate potential partnerships. We have also integrated AI capabilities into our member support systems to improve response quality and resolution speed.

Our approach to artificial intelligence is guided by principles focused on accelerating human work, creativity, and judgment in service of our mission; strengthening relationships within the Angel community; and safeguarding personal information. We plan to continue expanding our use of AI across the organization and believe that our ability to adopt and deploy AI tools rapidly provides a meaningful operational advantage.

Our Competitive Advantages

We believe our competitive position is strengthened by several factors that are difficult to replicate:

Community Data Moat

Our Angel Guild community of approximately 2.0 million members generates a proprietary dataset of film and TV show preferences, voting patterns, viewing behavior, and engagement signals. We believe this dataset—the scale and specificity of which we are not aware of any competitor possessing for values-driven entertainment—enables us to make film and TV show selection, marketing, and distribution decisions with greater confidence and efficiency than traditional approaches.

AI-Accelerated Operations

Our adoption of artificial intelligence across engineering, film and TV show operations, and business functions enables us to develop technology, prepare films and TV shows for distribution, including tools for preparation, quality assurance, digital rights management, and production workflow efficiency (“Film and TV Show Technology”), and respond to market opportunities at a pace that we believe exceeds what our organization could achieve through traditional methods. We intend to continue expanding AI adoption across the company.

Trust and Curation

As AI technologies increasingly help audiences discover films and TV shows, we believe the most powerful entertainment experiences come from combining intelligent technology with trusted human communities. Our community-curated, values-driven model works alongside emerging technologies to help audiences navigate an expanding world of content with confidence. Guided by our Guild members’ pledge to select films and TV shows that are “true, honest, noble, just, authentic, lovely or admirable,” we bring a human perspective that enriches and complements AI-powered discovery.

Business Plan

We are a community-driven media company that uses technology to empower audiences to decide which stories get produced and distributed, while creating communities around each project. Filmmakers pitch projects to the Angel Guild, which include individuals from all over the world, to find stories and filmmakers that amplify light. After projects pass the Angel Guild, investors in Angel Studios (“Angel Investors”) are given the opportunity to fund the projects they are most excited to see, via the Angel Funding Portal discussed below. Post-production, films and TV shows are delivered directly to viewers and grow as fans share with others.

Our distribution clients utilize the services of VAS Portal, LLC d/b/a Angel Funding (“VAS Portal”), an SEC registered Funding Portal (SEC File No. 7-165) and a member of the Financial Industry Regulation Authority (“FINRA”), to facilitate crowdfunding of their projects by Angel Investors via what we refer to as the “Angel Funding Portal.” VAS Portal and the Angel Funding Portal are operated independently and currently offer crowdfunding opportunities exclusively to Angel Investors. VAS Portal was originally founded as a wholly owned subsidiary of Angel Studios, but was sold in 2019 to Harmon Ventures, LLC (an entity indirectly owned by our Chief Executive Officer, Mr. Neal Harmon, and two of his brothers, Messrs. Jeffrey Harmon and Daniel Harmon) (“Harmon Ventures”). As of the date of this Annual Report, Angel Studios has no ownership interest in VAS Portal.

The first project launched by us for distribution was Dry Bar Comedy. Dry Bar Comedy is currently one of the largest collections of clean stand-up comedy in the world with over five billion views, including social media. Shortly thereafter, we entered into a consulting and coordination agreement with The Chosen, Inc. (f/k/a The Chosen, LLC) (“The Chosen”) to produce a new type of TV series where each season is funded by the audience. As part of the agreement, we (i) provided The Chosen with certain consultation and advice related to The Chosen’s crowdfunding offering, (ii) designed and built a technological platform for The Chosen to facilitate its crowdfunding offering and (iii) provided various public relations and marketing and advertising services for The Chosen. The series “The Chosen” went on to become one of the largest equity crowdfunded media projects of all time, amassing an audience of more than one hundred million. On October 18, 2022, we entered into an agreement with The Chosen under which we were granted a limited license to distribute, solely on the Angel App, all previous and future episodes and seasons of the series “The Chosen,” and any future audiovisual productions derivative thereof (the “Chosen Agreement”). On April 4, 2023, The Chosen initiated a private binding arbitration against us alleging certain material breaches of contract under the Chosen Agreement, seeking to terminate the Chosen Agreement. On May 28, 2024, the arbitrator in the arbitration proceedings issued an interim arbitration award (the “Interim Arbitration Award”) granting The Chosen’s breach of contract claims and terminating the Chosen Agreement effective as of May 28, 2024. On September 25, 2024, the final award (the “Final Arbitration Award”) was issued, which remained consistent with the Interim Arbitration Award and granted a portion of The Chosen’s costs and fees. On October 25, 2024, we filed an appeal of the Award with an appellate panel of arbitrators (the “Panel”), as permitted under the arbitration provision of the Chosen Agreement. On June 13, 2025, the Panel upheld the Award, and we intend to comply with its terms, including with respect to the termination of the Chosen Agreement effective as of May 28, 2024. On July 11, 2025, we entered into a settlement and release agreement with The Chosen for dismissal and mutual release of all pending matters. We settled all pending claims and liabilities as part of the award in July 2025. For more information, see “Part I, Item 3. Legal Proceedings—The Chosen Arbitration.”

Building on our early successes, we launched several new initiatives that focus on films and TV shows in markets currently underserved by the traditional studio system.

During 2023, we launched a new theatrical division and released “His Only Son,” which debuted at #3 in the U.S. box office according to distributor data provided to TheNumbers.com. On July 4, 2023, we released “Sound of Freedom,” which debuted at #1 in the U.S. box office according to distributor data provided to TheNumbers.com. Our innovative theatrical strategy combines the power of the Angel Guild’s predictive capabilities in identifying movies that we believe deserve a theatrical release with the efficiency of crowdfunding the prints and advertising (“P&A”) funds needed to market the film. In addition, using our self-developed and controlled “Theatrical Pay it Forward” technology, we are able to offer a community-based in-person cinema experience whereby, after experiencing a film in the theater, people have the opportunity to share that experience with others by purchasing tickets, through the Angel App or on our website, for those who would not otherwise watch the film at a theater. The Theatrical Pay it Forward technology combines standard payment processing technology with a streamlined redemption process that allows recipients of the Theatrical Pay it Forward tickets to select a theater and showtime of their choosing for the respective film.

Not all of our films or TV shows launch theatrically. We consider multiple different distribution strategies for our films and TV shows, including licensing of the content across a wide range of global distribution platforms and networks that include transactional video on demand, electronic sell thru, subscription video on demand (“SVOD”), ad-supported video on demand and free video on demand. We also make our content available through our own streaming service via the Angel App or on our website (www.angel.com). The Angel App is available to download for free from the Google Play Store on Android mobile devices, Google TV devices and Android TV devices, from the Apple App Store on iOS mobile devices, from Roku TV, from the Fire TV Channels Store on Fire TV and from Samsung Smart TV. While most content can be watched for free on the Angel App, members of the Angel Guild are provided with early access to most of the content that we distribute.

We are regularly testing, introducing and building new and exciting community-based features to help us achieve the goal of finding and sharing stories with the world that amplify light.

Founding

We were founded in 2013 by our Chief Executive Officer, Neal Harmon, along with his brothers Daniel, Jeffrey and Jordan, and their cousin, Benton Crane.

Preliminary Financial Estimates

On April 10, 2026, we disclosed that we expect to report revenue for the first quarter of 2026 in the range of $105.0 million to $109.0 million and Adjusted EBITDA for the first quarter of 2026 in the range of $(4.0) million to $(6.0) million. These preliminary financial estimates are based on our current expectations and may be adjusted as a result of, among other things, the completion of customary quarter-end close review procedures and financial review. We expect to report our financial results for the period ending March 31, 2026 during our earnings call for the first quarter of 2026 which is expected to be held in May 2026. These preliminary financial estimates have been prepared by, and are the responsibility of, the Company’s management. Tanner LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to these preliminary financial estimates. Accordingly, Tanner LLP does not express an opinion or any other form of assurance with respect thereto. During the course of the preparation of our financial statements and related notes as of and for the three months ended March 31, 2026, we may identify items that would require us to make material adjustments to the preliminary financial estimates presented herein. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information. These preliminary financial estimates should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”) and reviewed by our independent registered public accounting firm. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

“Adjusted EBITDA” is a non-GAAP financial measure defined by the Company as earnings before interest, taxes, depreciation, amortization, stock compensation expense, and the gain/loss on digital assets, as well as exceptional items. Management uses Adjusted EBITDA as a supplemental measure of operating performance to evaluate the performance of the Company’s core business operations, to facilitate comparisons of operating results across reporting periods, and to assist in planning and forecasting future periods. Adjusted EBITDA is presented as a supplemental measure of the Company’s operating performance and should not be considered in isolation or as a substitute for net loss or any other measure of financial performance calculated in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Investors should exercise caution in comparing our non-GAAP measure to any similarly titled measure used by other companies. This non-GAAP measure excludes certain items required by GAAP and should not be considered as an alternative to information reported in accordance with GAAP.

A reconciliation of Adjusted EBITDA to net loss is not available without unreasonable effort due to the variability, complexity and limited visibility of certain reconciling items. These items include, but are not limited to, interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation, restructuring and other non-recurring charges, transaction-related costs, changes in fair value of financial instruments, and other items that may not be indicative of our ongoing operating performance. These reconciling items could have a significant and unpredictable impact on our future GAAP results.

Corporate Information

The Company was incorporated in Delaware on April 13, 2021. Our principal executive offices are located at 295 W Center Street Provo, Utah 84601, and our telephone number is (760) 933-8437. Our website address is https://ir.angel.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely for informational purposes.

THE OFFERING

Issuer	Angel Studios, Inc.

Common Stock Offered by Us	14,300,000 shares of our Class A Common Stock (plus up to an additional 2,145,000 shares of Class A Common Stock that we will issue and sell in the event the underwriters exercise their option to purchase additional shares in full).

Common Stock to be Outstanding After this Offering	183,395,572 shares of our Common Stock (or 185,540,572 shares of Common Stock if the underwriters exercise in full their option to purchase additional shares in full).

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, capital expenditures and working capital. See the section of this prospectus supplement entitled “Use of Proceeds” beginning on page S-11.

Market for Class A Common Stock	Our Class A Common Stock is currently listed on NYSE under the symbol “ANGX.”

Risk Factors	An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-9, as well as the other risks and uncertainties described in the documents that we file with the SEC that are incorporated herein by reference.

The number of shares of Common Stock to be outstanding after this offering is based on 169,095,572 shares of the Company’s Class A Common Stock and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), issued and outstanding as of December 31, 2025, and excludes, as of such date the following:

•	17,318,680 shares of our Common Stock reserved for issuance under our 2025 Long-Term Incentive Plan.

•	14,376,933 shares of our Common Stock reserved for issuance for the shares underlying former options which are exercisable into Class A Common Stock.

•	17,219,709 shares of our Common Stock reserved for issuance upon conversion of the shares underlying former options which are exercisable into Class B Common Stock.

•	902,968 shares of our Common Stock reserved for issuance upon conversion of a convertible feature on outstanding debt which are exercisable into Class A Common Stock.

•	748,395 shares of our Common Stock reserved for issuance for the shares of warrant offerings which are exercisable into Class A Common Stock.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 2,145,000 additional shares of Class A Common Stock.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results, financial condition and cash flows, as well as adversely affect the value of an investment in our Common Stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.” For additional information, please see the sources described under the caption “Where You Can Find More Information.”

Our stock price may be volatile and you may be unable to sell your shares at or above the offering price.

The market price of our Class A Common Stock is highly volatile and subject to wide fluctuations. In addition, trading volume in our Class A Common Stock is subject to fluctuation and could cause significant price variations to occur. Some of the factors that could result in fluctuations in the price or trading volume of our Class A Common Stock include, among other things: actual or anticipated changes in our current or future financial performance, changes in market interest rates, and general market and economic conditions. We cannot assure you that the market price of our Class A Common Stock will not fluctuate or decline significantly.

Further, the stock markets may experience extreme price and volume fluctuations that can affect the market prices of equity securities. These fluctuations can be unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, could harm the market price of our Class A Common Stock.

If the market price of our Class A Common Stock after this offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could harm our business.

Future sales of our Class A Common Stock could have an adverse effect on our stock price.

We cannot predict the effect, if any, of future sales of Class A Common Stock, or the availability of shares for future sales, on the market price of our Class A Common Stock. Sales of substantial amounts of Class A Common Stock, or the perception that such sales could occur, could dilute existing holders of our Class A Common Stock and may adversely affect prevailing market prices for our Class A Common Stock.

Sales of our Class A Common Stock in this offering or otherwise, or the perception that such sales may occur, could cause the market price of our Class A Common Stock to fall.

We may issue additional shares of our Class A Common Stock in subsequent public offerings or private placements for general corporate purposes or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

Management has broad discretion as to the use of net proceeds of this offering, and may not use these net proceeds in a manner desired by our stockholders.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds of this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our needs may change as our business evolves. As a result, the net proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return.

The dual class structure of our Common Stock has the effect of concentrating voting control with certain stockholders who hold shares of our Class B Common Stock. This will limit or preclude your ability to influence corporate matters, including the election of directors and amendments of our organizational documents.

Our Class B Common Stock has ten votes per share, and our Class A Common Stock, which is the common stock we are offering pursuant to this prospectus supplement, has one vote per share. The ten-to-one voting ratio between our Class B and Class A Common Stock results in the holders of our Class B Common Stock collectively controlling a majority of the combined voting power of our Common Stock and therefore being able to control most matters submitted to our stockholders for approval.

This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors and amendments of our organizational documents. In addition, this may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. For a description of the dual class structure, see the section entitled “Description of Capital Stock” in the accompanying prospectus and our certificate of incorporation.

You may experience immediate and substantial dilution in the net tangible book value per Class A Common Stock you purchase.

The price per Class A Common Stock being offered pursuant to this prospectus supplement may be higher than the net tangible book deficit per share of Common Stock outstanding prior to this offering. After giving effect to the sale by us of shares of Class A Common Stock in this offering at the public offering price of $2.10 per share, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $2.11 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Class A Common Stock in this offering.

Our preliminary financial information represents management’s current estimates and is subject to change.

The preliminary financial information for the quarter ended March 31, 2026, as described herein, is only a preliminary estimate and is based on information available to management as of the date of this prospectus supplement. Our actual results may vary from the estimated preliminary results. Our actual financial results for the quarter ended March 31, 2026 are subject to the completion of our financial statements for such period. Such results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results for the quarter ended March 31, 2026 may vary from the preliminary results we have provided as a result of the completion of our customary quarter-end close review procedures and financial review, and other developments arising between now and the time that our financial results for such period are finalized, and you should not place undue reliance on these preliminary estimates.

Complete results as of, and for the quarter ended, March 31, 2026, will be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. See the other risks described in this section and the section titled “Special Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary results and the actual results we will report for the quarter ended March 31, 2026.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $28.0 million (or $32.2 million in the event the underwriters exercise their option to purchase additional shares of Class A Common Stock in full), in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use any net proceeds from this offering for general corporate purposes, which may include, among other things, capital expenditures and working capital. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Our management will have broad discretion in applying the net proceeds from this offering.

DILUTION

If you purchase shares of our Class A Common Stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the as adjusted net tangible book deficit per share after giving effect to this offering. We calculate net tangible book deficit per share by dividing the net tangible book deficit, which is tangible assets less total liabilities, by the number of outstanding shares of our Common Stock. Dilution represents the difference between the public offering price per share paid by purchasers in this offering and the as adjusted net tangible book deficit per share of our Common Stock immediately after giving effect to this offering. Our net tangible book deficit as of December 31, 2025 was approximately $(29.6) million, or $(0.18) per share.

After giving effect to our sale of 14,300,000 shares of Class A Common Stock in this offering at the public offering price of $2.10 per share, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book deficit as of December 31, 2025, would have been approximately $(1.7) million, or $(0.01) per share. This represents an immediate increase in net tangible book deficit of $0.17 per share to our existing stockholders and an immediate dilution in net tangible book deficit of $2.11 per share to new investors in this offering. The following table illustrates this per share dilution to new investors:

Public offering price per share		$2.10
Net tangible book deficit per share as of December 31, 2025	$(0.18)
Increase in net tangible book deficit per share attributable to this offering	$0.17
As adjusted net tangible book deficit per share after giving effect to this offering		$(0.01)
Dilution per share to new investors participating in this offering		$2.11

If the underwriters exercise in full their option to purchase 2,145,000 additional shares, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025, would have been approximately $3.0 million, or $0.02 per share, representing an increase in net tangible book value of $0.20 per share to existing stockholders and immediate dilution in net tangible book value of $2.08 per share to investors in this offering at the public offering price.

The number of shares of common stock to be outstanding after this offering is based on 169,095,572 shares of the Company’s Common Stock issued and outstanding as of December 31, 2025, and excludes, as of such date the following:

•	17,318,680 shares of our Common Stock reserved for issuance under our 2025 Long-Term Incentive Plan.

•	14,376,933 shares of our Common Stock reserved for issuance for the shares underlying former options which are exercisable into Class A Common Stock.

•	17,219,709 shares of our Common Stock reserved for issuance upon conversion of the shares underlying former options which are exercisable into Class B Common Stock.

•	902,968 shares of our Common Stock reserved for issuance upon conversion of a convertible feature on outstanding debt which are exercisable into Class A Common Stock.

•	748,395 shares of our Common Stock reserved for issuance for the shares of warrant offerings which are exercisable into Class A Common Stock.

Unless indicated otherwise, the above discussion and table assumes no exercise by the underwriters of their option to purchase up to 2,145,000 additional shares.

To the extent that outstanding equity incentive awards or warrants are exercised or convertible notes converted, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity securities, the issuance of these securities may result in further dilution to our stockholders.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated April 10, 2026 between us and Roth Capital Partners, LLC, acting as representative of the several underwriters named below and as the sole book-running manager of this offering, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, severally and not jointly, the number of shares of Class A Common Stock provided below opposite its name.

Underwriters	Number of Shares
Roth Capital Partners, LLC	8,580,000
Maxim Group LLC	2,860,000
TCBI Securities, Inc., d/b/a Texas Capital Securities	2,860,000
Total	14,300,000

The underwriters are offering the shares of Class A Common Stock subject to their purchase and acceptance of the shares of Class A Common Stock from us. The underwriting agreement provides that the obligations of the underwriters to purchase and accept delivery of the shares of Class A Common Stock offered by this prospectus supplement and the accompanying prospectus are subject to the approval of legal matters and certain other conditions by its counsel. The underwriters are obligated to take and pay for all of the shares of Class A Common Stock if any such shares are taken. However, the underwriters are not required to take or pay for the shares of Class A Common Stock covered by the underwriters’ option to purchase additional shares described below.

Lake Street Capital Markets, LLC is acting as financial advisor in connection with the offering. Lake Street Capital Markets, LLC is not acting as an underwriter of this offering.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 2,145,000 additional shares of Class A Common Stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. If the underwriters exercise this option, they will be obligated, subject to certain conditions, to purchase the additional shares for which the option has been exercised.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to initially offer the shares of Class A Common Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.05775 per share. After this offering, or if all of such shares of Class A Common Stock are not sold at the price to public set forth on the cover page of this prospectus supplement, the public offering price, concession and reallowance to dealers may be changed by the representative. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares.

	Per Share	Total Without Option	Total With Option
Public offering price	$2.10	$30,030,000	$34,534,500
Underwriting discounts and commissions	$0.1155	$1,651,650	$1,899,398

We have agreed to reimburse the underwriters for reasonable and documented out-of-pocket expenses, including the fees and disbursements of their counsel, up to an aggregate of $125,000. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount and commissions referred to above, will be approximately $425,000.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities relating to this offering, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We and our officers and directors have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exchangeable for our Common Stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares of the Class A Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Class A Common Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

The underwriters may also engage in passive market making transactions in our Class A Common Stock. Passive market making may stabilize the market price of the Class A Common Stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock. As a result, the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Common Stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Listing

Our Class A Common Stock is listed on the NYSE under the symbol “ANGX.”

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, the underwriters and/or their affiliates have provided, including in connection with our at-the-market offering in December 2025, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

NOTICE TO INVESTORS

Canada

The Class A Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, Section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

An offer to the public of any securities which are the subject of this prospectus supplement and the accompanying prospectus may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any such securities may be made at any time:

(a)	to any legal entity that is a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”);

(b)	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs), subject to obtaining the prior consent of the underwriter nominated by the issuer for any such offer; or

(c)	in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

For these purposes, the expression “offer" means the communication in any form and by any means of sufficient information on the terms of the relevant offer and securities to be offered so as to enable an investor to decide to buy or subscribe for the securities.

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

An offer to the public of any securities which are the subject of this prospectus supplement and the accompanying prospectus may not be made in a member state of the European Economic Area (each such member state, a "Relevant Member State") prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), except that an offer to the public in that Relevant Member State of any such securities may be made at any time:

(a)	to any legal entity that is a qualified investor as defined in Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the relevant underwriter nominated by the issuer for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of securities referred to in subparagraphs (a) to (c) shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For these purposes, the expression “offer" means the communication in any form and by any means of sufficient information on the terms of the relevant offer and securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

LEGAL MATTERS

The validity of the shares of Class A Common Stock offered hereby will be passed upon for us by Mayer Brown LLP, New York, New York. Lowenstein Sandler LLP, New York, New York, is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2025, and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated in reliance on the report of Tanner LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including our Company, that file electronically with the SEC. The public may obtain any documents that we file with the SEC at www.sec.gov. We also make available free of charge on or through our internet website (https://ir.angel.com/) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We are not incorporating by reference into this prospectus supplement the information on our website, and you should not consider our website to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) until the offering of securities covered by this prospectus supplement and the accompanying prospectus is complete. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2026;

•	our current reports on Form 8-K, filed with the SEC on February 23, 2026 and April 10, 2026; and

•	the description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, including any amendment or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of these filings are available at no cost on our website, https://ir.angel.com/. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement at no cost. Please direct your request to:

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

(760) 933-8437

Attention: Legal Department

You should rely only on the information in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus and the documents that are incorporated by reference herein. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in prospectus supplement, the accompanying prospectus and any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may from time to time offer, in one or more series, separately or together, the following:

•	our common stock;
•	our preferred stock in one or more series;
•	debt securities in one or more series; and
•	warrants to purchase our common stock.

The aggregate public offering price of the securities that we may offer through this prospectus will be up to $400,000,000.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Please read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

We may, from time to time, offer and sell these securities directly or through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on or off the New York Stock Exchange (“NYSE”) at prevailing market prices or at privately negotiated prices, on a continuous or delayed basis.

For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE under the symbol “ANGX.” On November 11, 2025, the last reported sale price of our common stock was $5.52 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NYSE or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 6.

None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2025

No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement, and if given or made, such information or representations must not be relied upon as having been authorized by us or any underwriter, agent or dealer. This prospectus or any prospectus supplement does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects of Angel Studios, Inc., a Delaware Corporation (the “Company”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “continues,” “estimates,” “expects,” “may,” “might,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “possible,” “potential,” “predict,” “anticipates,” “intends,” “aims,” “works,” “focuses,” “aspires,” “strives” or “sets out” or similar expressions.

Forward-looking statements are not guarantees of performance, and the absence of these words does not mean that a statement is not forward looking. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of the Company, and could cause those results or other outcomes to differ materially and adversely from those expressed or implied in the forward-looking statements in this prospectus. Forward-looking statements in this prospectus may include, for example, statements about:

•	the ability to recognize the anticipated benefits of and successfully deploy the Business Combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

•	the Company’s ability to achieve and maintain profitability in the future;

•	the Company’s ability to successfully monetize projects;

•	the Company’s success in retaining or recruiting its officers, key employees or directors;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business;

•	the Company’s ability to attract and maintain an adequate customer base;

•	the Company’s ability to create and distribute content that is popular with consumers and affiliates;

•	the Company’s reliance on a number of partners to make its service available on their devices;

•	the Company’s ability to continue to develop and enhance its existing technology;

•	any significant disruption in or unauthorized access to the Company’s computer systems or those of third parties that the Company utilizes in its operations, including those relating to cybersecurity or arising from cyber-attacks;

•	the Company’s ability to successfully, or profitably, compete with current and new competitors;

•	the Company’s ability to consummate any interim financing, and the ability of the Company to raise additional capital, if necessary;

•	the Company’s ability to successfully defend litigation or investigations;

•	the ability to maintain the listing of the Company’s Common Stock on the NYSE;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

•	changes in applicable laws or regulations;

•	geopolitical events and general economic conditions; and

•	other risks and uncertainties set forth in our Quarterly Report filed with the SEC on November 13, 2025 in the section entitled “Risk Factors”, which is incorporated herein by reference, and in other documents we file with the SEC from time to time.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially and adversely from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. These statements speak only as of the date hereof, and the Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

INTRODUCTORY NOTE REGARDING THE BUSINESS COMBINATION

On September 10, 2025 (the “Closing Date”), the Company consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of September 11, 2024, by and among Angel Studios Legacy, Inc., a Delaware Corporation (“Angel Legacy”), Sigma Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and the Company, as amended.

Pursuant to the terms of the Merger Agreement, the Merger was effected in which Merger Sub merged with and into Angel Legacy, the separate corporate existence of Merger Sub ceased and Angel Legacy survived as the surviving company and direct wholly-owned subsidiary of the Company (collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date and prior to the Effective Time (as defined in the Merger Agreement), the Company changed its name from “Southport Acquisition Corporation” to “Angel Studios, Inc.” Angel Legacy subsequently merged up and into the Company.

At the Effective Time, each share of Angel Legacy common stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares (as defined in the Merger Agreement)), was canceled and converted into the right to receive a number of shares of the Corresponding Class (as defined below) of Common Stock (as defined below) equal to the quotient obtained by dividing (i) the Aggregate Merger Consideration (as defined in the Merger Agreement) by (ii) the aggregate number of shares of Angel Legacy common stock issued and outstanding immediately prior to the Effective Time (other than any shares of Angel Legacy common stock held in treasury by Angel Legacy) (such quotient, the “Merger Consideration Per Fully Diluted Share”), with fractional shares rounded down to the nearest whole share (with no cash settlements made in lieu of fractional shares eliminated by rounding).

At the Effective Time, each option to purchase Angel Legacy common stock, whether vested or unvested (an “Angel Legacy Option”) outstanding as of immediately prior to the Effective Time was converted into an option to purchase shares of the Corresponding Class of Common Stock (an “Assumed Company Option”) on substantially the same terms and conditions as were in effect with respect to such Angel Legacy Option, including with respect to vesting and termination-related provisions, except that such Assumed Company Option related to the number of whole shares of the Corresponding Class of Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of the applicable class of Angel Legacy common stock subject to such Angel Legacy Option multiplied by (ii) the Merger Consideration Per Fully Diluted Share. The exercise price per share for each Assumed Company Option is equal to (i) the exercise price per share of the applicable Angel Legacy Option divided by (ii) the Merger Consideration Per Fully Diluted Share (rounded up to the nearest full cent).

As of the Effective Time, the Company has a dual-class structure, with Class A common stock having one vote per share and Class B common stock having ten votes per share. As used herein, “Corresponding Class” refers to: (i) for Angel Legacy Class A Common Stock, Class A Common Stock; (ii) for Angel Legacy Class B Common Stock, Class B Common Stock; (iii) for Angel Legacy Class C Common Stock, Class A Common Stock; and (iv) for Angel Legacy Class F Common Stock, Class B Common stock.

Each share of Southport Class B Common Stock issued and outstanding immediately prior to the Effective Time was converted into shares of Southport Class A Common Stock on a one-for-one basis, immediately prior to the Effective Time, and each share of Southport Class A Common Stock issued and outstanding as of immediately prior to the Effective Time (including the as-converted shares of Southport Class B Common Stock) remains outstanding and represents one share of Company Class A Common Stock.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell shares of common stock and preferred stock, debt securities and/or warrants in one or more offerings, up to a total dollar amount of $400,000,000.

This prospectus provides you with a general description of the securities we may offer under this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our securities and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

You should read both this prospectus and the applicable prospectus supplement together with additional information from the sources described under the caption “Where You Can Find More Information” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements or any document incorporated by reference is accurate as of any date subsequent to their respective dates.

You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References in this prospectus to “our company,” “we,” “our,” and “us” refer to Angel Studios, Inc.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms prior to the Closing Date are intended to refer to Angel Studios Legacy, Inc., and after the Closing Date, to Angel Studios, Inc. and its consolidated subsidiaries.

Overview

We are a values-based media distribution company that uses technology to empower a vibrant and growing community to replace the Hollywood gatekeeper system and champion stories that amplify light for mainstream audiences.

Our community, the Angel Guild (“Angel Guild”), is at the heart of this mission.

1.	The Angel Guild votes to select film and TV shows.

2.	The Angel Guild rallies in theaters to support film releases.

3.	The Angel Guild funds future films and TV shows with their membership.

As of September 30, 2025, through the Angel Guild, approximately 1,600,000 paying members from more than 160 different countries help decide what film and TV projects we will market and distribute.

Pledge to Amplify Light

All Angel Guild members make a written pledge stating: “When I vote, I pledge to help choose excellent entertainment that is true, honest, noble, just, authentic, lovely or admirable.”

Revenue

We primarily generate revenue from the following sources:

•	Angel Guild revenue comes from monthly or annual membership fees. Currently there are two possible tiers for membership, “Basic” and “Premium.” Both memberships allow voting for every release, give early access releases. The primary difference is that “Premium” includes two complimentary tickets to every theatrical release and a discount for all merchandise.

•	Theatrical Distribution revenue comes from releasing our original films with its exhibitor partners. Every time a moviegoer purchases a ticket from the partner theaters, we receive a percentage of the box office revenue. For most international theaters, the percentage of box office revenue is first paid to a distributor who then pays us.

•	Content Licensing revenue comes from licensing our films and TV shows to other distributors such as Amazon, Apple and Netflix. Our future plans include licensing the rights to its films and TV shows for other experiences such as derivative shows, video games, theme parks and Broadway-style plays.

•	Other revenue is generated from sales of merchandise related to our films and series, as well as physical DVD sales. We also offer a direct online store for our themed products and wholesale products to retail partners.

Founding

Angel Legacy was founded in 2013 by its Chief Executive Officer, Neal Harmon, along with his brothers Daniel, Jeffrey and Jordan, and their cousin, Benton Crane. On the Closing Date, Merger Sub merged with and into Angel Legacy, with Angel Legacy surviving as the surviving company and as a direct wholly-owned subsidiary of the Company, and Southport was renamed Angel Studios, Inc.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an “emerging growth company.” We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering, (iii) the date on which we have issued more than $1.00 billion in nonconvertible debt during the previous three years, or (iv) the date on which we are deemed to be a large accelerated filer (as defined in Rule 12b-2 under the Exchange Act of 1934 (the “Exchange Act”).

We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.00 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months, and (c) have filed at least one annual report pursuant to the Exchange Act. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption, and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

Corporate Information

The Company was incorporated in Delaware on April 13, 2021. Our principal executive offices are located at 295 W Center Street Provo, Utah 84601, and our telephone number is (760) 933-8437. Our website address is https://ir.angel.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks sets forth under the caption “Risk Factors” in the applicable prospectus supplement and under the captions “Risk Factors” in any of our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before making an investment decision. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For additional information, please see the sources described under the caption “Where You Can Find More Information.”

USE OF PROCEEDS

We expect to retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement that we may authorize for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, or the DGCL, our Amended and Restated Certificate of Incorporation, as amended, or the Charter, and our Amended and Restated Bylaws, or the Bylaws. The following summary of the material terms, rights and preferences of our capital stock and certain provisions of our Charter and Bylaws are not complete. You should read the Charter and the Bylaws for more complete information before you purchase any of our securities. You should read these documents, which are exhibits to our Registration Statement on Form S-1, filed with the SEC on September 16, 2025, and copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of our common stock.

General

The Charter authorizes the issuance of 701,000,000 shares of capital stock, consisting of (x) 700,000,000 shares of Common Stock, with a par value of $0.0001 per share, of which (i) 500,000,000 shares shall be designated Class A Common Stock and (ii) 200,000,000 shares shall be designated Class B Common Stock, and (y) 1,000,000 shares of preferred stock, with a par value of $0.0001 per share.

As of November 11, 2025, there were 110,816,283 shares of Class A Common Stock outstanding and 57,814,539 shares of Class B Common Stock outstanding. There were no shares of preferred stock outstanding.

Preferred Stock

The Board is authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board.

Common Stock

Voting Rights

Except with respect to amending provisions of the Charter pertaining to voluntary and automatic conversion rights of Class B Common Stock into Class A Common Stock or as required by applicable law, the holders of each class of Common Stock vote together as a single class on each matter to be voted on by stockholders of the Company, including the election of directors. On each such matter, each outstanding share of Class A Common Stock is entitled to one vote and each outstanding share of Class B Common Stock is entitled to ten votes. The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote, voting together as a single class.

Dividend Rights

All shares of Common Stock shall be entitled to share equally, identically and ratably, on a per share basis, with respect to any distribution paid or distributed by the Company; provided, however, that in the event that a distribution is paid in the form of Common Stock (or rights to acquire Common Stock), then, holders of Class A Common Stock and Class B Common Stock shall receive Common Stock of the same such class (or rights to acquire such stock, as the case may be). Notwithstanding the foregoing, the Company may pay or make a disparate distribution per share of Class A Common Stock or Class B Common Stock, provided, such different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

Rights and Preferences

Holders of Common Stock shall have the same rights and privileges and shall rank equally and share ratably with, and have identical rights and privileges as, holders of all other shares of Common Stock, except with regard to voting rights as described above. Other than the conversion rights described below, holders of Common Stock have no exchange, sinking fund, redemption or other rights.

Voluntary and Automatic Conversion into Class A Common Stock

Each share of Class B Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder at any time upon written notice to the Company’s transfer agent.

In addition, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the earliest of (i) certain transfers of such shares and (ii) the date specified by a written notice and certification request by the Company to the holder of such share(s) requesting a certification verifying such holder’s ownership of such share(s) and confirming that a conversion to Class A Common Stock has not occurred, provided, that no automatic conversion shall occur where the holder furnishes a certification satisfactory to the Company prior to the specified date (in each case, as more fully set forth in the Charter).

Finally, each share of Class B Common Stock held of record by a natural person shall automatically convert into one share of Class A Common Stock upon the death or permanent incapacity of such holder (as more fully set forth in the Charter).

Registration Rights

Pursuant to the Merger Agreement, at the Closing, the Company, the Sponsor, certain third-party Southport investors and certain of the former stockholders of the Company entered into a Registration Rights Agreement, pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock that are held by the parties thereto from time to time.

Holders of registrable securities may make demand requests for underwritten shelf takedowns with a minimum total offering price that must be reasonably expected to exceed, in the aggregate, $20.00 million; provided, that the demanding stockholders may not demand more than (i) one such underwritten shelf takedown within any six-month period or (ii) two underwritten shelf takedowns in any 12-month period. The Registration Rights Agreement also provides customary “piggyback” registration rights and block trade registration rights. The Company will generally bear the expenses incurred in connection with any such registrations.

The Registration Rights Agreement will terminate on the earlier of (i) the fifth anniversary of the date of the Registration Rights Agreement and (ii) with respect to any party thereto, the date that such party no longer holds any registrable securities.

Anti-takeover Effects of the Charter and the Bylaws

The Charter and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage mergers that some stockholders may favor.

Director Removal and Filling Vacancies

Subject to the rights of the holders of any series of Company preferred stock to elect directors under specific circumstances, the Charter provides that (i) each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal; (ii) any director may resign at any time upon written notice to the attention of the President or Secretary at the principal office of the Company; and (iii) any director may be removed at any time only with cause by the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock.

Subject to the rights of the holders of any series of Company preferred stock, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board, may be filled by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

Special Meetings of Stockholders

Subject to the rights of the holders of any series of Company preferred stock with respect to such series of Company Preferred Stock, special meetings of stockholders for any purpose or purposes shall be called only: (i) by the Board, the Chair of the Board, the Chief Executive Officer or president (in the absence of a Chief Executive Officer) or (ii) by the Secretary, upon the written request, made in accordance with, and subject to, the Bylaws, of one or more stockholders of record who own, and have continuously owned for at least one year prior to the date such request is delivered to the Secretary, in the aggregate, at least 25% of the voting power of the shares of capital stock of the Company then entitled to vote on the matter or matters to be brought before the proposed special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing in the Charter or in the Bylaws shall prohibit the Board from submitting matters to the stockholders at any special meeting requested by stockholders.

Action by Written Consent

The Charter and the Bylaws do not prohibit the right under the DGCL of stockholders to act by written consent.

Advance Notice Requirements

The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary of the Company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Except with respect to amending provisions of the Charter pertaining to voluntary and automatic conversion rights of Class B Common Stock into Class A Common Stock, which requires the affirmative vote (or written consent) of the holders of a majority of the then-outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, the Charter may be amended as provided in the DGCL. The Board is authorized to amend or repeal the Bylaws. The stockholders of the Company shall also have the power to adopt, amend or repeal the Bylaws.

The Bylaws may be adopted, amended, or repealed by the affirmative vote of 66% of the voting power of the stockholders entitled to vote.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years following the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) prior to such time the board of directors of such corporation approved the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) the interested stockholder owns at least 85% of the voting stock of such corporation outstanding upon consummation of the transaction (excluding voting stock owned by directors who are also officers and certain employee stock plans) or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at a meeting of stockholders, not by written consent, by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation not to be governed by this particular Delaware law. In the Charter, the Company expressly elects to opt out of Section 203 and, therefore, Section 203 does not apply to the Company.

Exclusive Jurisdiction of Certain Actions

The Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Charter or the Bylaws; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding shall be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). The foregoing sentence shall not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

Exchange Listing

Our common stock is currently listed on the NYSE under the symbol “ANGX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Continental Stock Transfer and Trust Company. The transfer agent’s address is 1 State Street, 30th floor, New York, NY 10004, and its telephone number is (917) 262-2373.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement.

We will issue the senior notes under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We will file forms of these documents as exhibits to an amendment to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

•	title;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	maturity date;

•	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	terms of the subordination of any series of subordinated debt;

•	place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with shareholders or affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	procedures for any auction or remarketing, if any;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Common Stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms to be filed as exhibits to an amendment to the registration statement of which this prospectus is a part will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate. In addition, the terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures to be filed as exhibits to an amendment to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures and our failure continues for 90 days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the indenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the indenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indenture

We and the indenture trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

•	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;

•	to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts hereunder;

•	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the trust indenture act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•	to modify, eliminate or add to any of the provisions of the indenture;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with other provisions;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not materially affect the interest of any other holder of debt securities;

•	to secure any series of security; and

•	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, we and the trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

•	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the consent of the holder so affected;

•	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities; or

•	modify any of the above provisions.

Discharge

Each indenture to be filed as an exhibit to an amendment to the registration statement will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the indenture trustee;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock or preferred stock. Warrants may be issued independently or together with Common Stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the number of shares of Common Stock or preferred stock purchasable upon the exercise of warrants to purchase Common Stock or preferred stock and the price at which such number of shares of Common Stock or preferred stock may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	United States federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of Common Stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase Common Stock or preferred stock, holders of such warrants will not have any of the rights of holders of common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on our Common Stock purchasable upon such exercise, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, at the market offerings, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. As used herein, the term “underwriter” shall include underwriters, agents and dealers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

•	the name or names of any underwriters, dealers, agents or other purchasers;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and the underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market-making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any overallotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker-dealer participating in a distribution of securities exceed 8% of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

We also maintain a website at https://ir.angel.com/ which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025;

•	the Annual Report of Angel Legacy on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 16, 2025, August 14, 2025 and November 13, 2025, respectively;

•	the Quarterly Reports of Angel Legacy on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 13, 2025, respectively;

•	our current reports on Form 8-K and Form 8-K/A, filed with the SEC on August 11, 2025, August 21, 2025, August 25, 2025, September 15, 2025, September 16, 2025, October 8, 2025, October 28, 2025 and November 12, 2025;

•	the current reports of Angel Legacy on Form 8-K, filed with the SEC on April 24, 2025, May 7, 2025, May 9, 2025, June 10, 2025, June 16 2025, August 4, 2025, August 15, 2025, September 5, 2025, September 8, 2025 and September 10, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on September 10, 2025, including any amendment or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of these filings are available at no cost on our website, https://ir.angel.com/. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement at no cost. Please direct your request to:

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

(760) 933-8437

Attention: Legal Department

You should rely only on the information in this prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

LEGAL MATTERS

The validity of the issuance of the shares of securities offered hereby will be passed upon for us by Mayer Brown LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Angel Legacy as of and for the fiscal years ended December 31, 2024 and 2023 have been incorporated by reference herein in reliance upon the report of Tanner LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Effective October 31, 2025, Tanner LLC converted to Tanner LLP. Effective November 7, 2025, Tanner LLP succeeded to the registration status of Tanner LLC, the predecessor firm, following the change in legal structure.

The consolidated financial statements of Southport as of December 31, 2024 and 2023 and for each of the two years ended December 31, 2024 included in this prospectus have been so included in reliance on the reports of BDO USA, P.C., given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding Southport’s ability to continue as a going concern.

14,300,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Roth Capital Partners

Co-Lead Managers

Maxim Group LLC	Texas Capital Securities

April 10, 2026